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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-115991) and in the related prospectus of LTC Properties, Inc.,

(2)
Registration Statement (Form S-3 No. 333-130834) and in the related prospectus of LTC Properties, Inc.,

(3)
Registration Statement (Form S-3 No. 333- 167433) and in the related prospectus of LTC Properties, Inc.,

(4)
Registration Statement (Form S-8 No. 333-115856) pertaining to the 2004 Stock Option Plan of LTC Properties, Inc.,

(5)
Registration Statement (Form S-8 No. 333-152295) pertaining to the 2008 Equity Participation Plan of LTC Properties, Inc.;

of our reports dated February 27, 2012, with respect to the consolidated financial statements and schedules of LTC Properties, Inc. and the effectiveness of internal control over financial reporting of LTC Properties, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP
Los Angeles, California
February 27, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM